Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 26333.000136

April 3, 2006

Board of Directors

Owens & Minor, Inc.

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

Owens & Minor, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Owens & Minor, Inc., a Virginia corporation (the “Company”), Owens & Minor Distribution, Inc. (“O&M Distribution”), a Virginia corporation, Owens & Minor Medical, Inc., a Virginia corporation (“O&M Medical”), Owens & Minor Healthcare Supply, Inc., a Virginia corporation (“O&M Healthcare”), and Access Diabetic Supply, LLC, a Florida limited liability company (collectively with O&M Distribution, O&M Medical and O&M Healthcare, the “Guarantors”), in connection with (1) the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) on April 3, 2006 pursuant to the Securities Act of 1933, as amended (the “Act”), to register $200,000,000 aggregate principal amount of the Company’s Senior Notes due 2016 (the “Notes”) and the guarantees of the Company’s obligations under the Notes by the Guarantors (the “Guarantees”) and (2) the Company’s proposed offering and sale of up to $200,000,000 aggregate principal amount of the Notes. The Notes are proposed to be offered and sold as described in the preliminary prospectus, dated April 3, 2006, contained in the Registration Statement (the “Prospectus”). The Notes and the Guarantees will be issued pursuant to an indenture between the Company, the Guarantors and SunTrust Bank, as trustee (the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and the Guarantors and certificates of their officers and of public officials as we have deemed necessary.

ATLANTA    BANGKOK    BEIJING    BRUSSELS    CHARLOTTE    DALLAS    KNOXVILLE

LONDON    McLEAN    MIAMI    NEW YORK    NORFOLK    RALEIGH    RICHMOND    SINGAPORE    WASHINGTON

www.hunton.com

Board of Directors

Owens & Minor, Inc.

April 3, 2006

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the Guarantors and the validity, binding effect and enforceability thereof upon the Company and the Guarantors).

We are members of the Virginia, Florida and New York bars and we do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia, the State of Florida and the State of New York and the federal laws of the United States of America.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1. The Notes have been duly authorized and, when (a) the Indenture has been duly executed and delivered, (b) the Notes have been duly executed and authenticated in accordance with the Indenture and (c) the Notes have been sold as contemplated in the Registration Statement and the Prospectus, the Notes will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and the Indenture, except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

2. The Guarantees have been duly authorized and, when (a) the Indenture has been duly executed and delivered, (b) the Guarantees have been duly executed in accordance with the Indenture and (c) the Notes have been sold as contemplated in the Registration Statement and the Prospectus, the Guarantees will be validly issued and will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms and the Indenture, except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Board of Directors

Owens & Minor, Inc.

April 3, 2006

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP